AMENDED AND RESTATED BYLAWS
                                        OF
                           KONOVER PROPERTY TRUST, INC.


                                    ARTICLE I

                                   Stockholders

Section 1.  MEETINGS OF STOCKHOLDERS.

      (a) Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of directors and the receiving of reports shall be held at such date and time as shall be determined by the Board of Directors. Upon due notice, there may also be considered and acted upon at an annual meeting any matter that could properly be considered and acted upon at a special meeting.

      (b)   Special Meetings.

            (1) Special meetings of the stockholders of the Corporation for any purpose may be held on any day when called at any time by the holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote at such a meeting, the Board of Directors, the Chairman of the Board, the President or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors, include the power to call such meetings, but special meetings may not be called by any other person or persons.

             (2) In order that the Corporation may determine the stockholders entitled to request a special meeting, the Board of Directors may fix a record date to determine the stockholders entitled to make such a request (the "Request Record Date"). The Request Record Date shall not precede the date upon which the resolution fixing the Request Record Date is adopted by the Board of Directors and shall not be more than 10 days after the date upon which the resolution fixing the Request Record Date is adopted by the Board of Directors. Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary of the Corporation by certified or registered mail, return receipt requested, request the Board of Directors to fix a Request Record Date. The Board of Directors shall within 10 days after the date on which a valid request to fix a Request Record Date is received, adopt a resolution fixing the Request Record Date and shall make a public announcement of such Request Record Date, the Request Record Date shall be the 10th day after the first date on which a valid written request to set a Request Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the special meeting is to be held, shall be signed by one or more stockholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such stockholder (or proxy or other representative) and shall set forth all information relating to such stockholder that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder.

            (3) In order for a stockholder or stockholders to request a special meeting, a written request or requests for a special meeting by the holders of record as of the Request Record Date of at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such a meeting must be delivered to the Corporation. To be valid, each written request by a stockholder for a special meeting shall set forth the specific purpose or purposes for which the special meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Request Record Date received by the Corporation pursuant to paragraph (2) of this Section 1(b)), shall be signed by one or more persons who as of the Request Record Date are stockholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such stockholder (or proxy or other representative) and shall set forth



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      the name and address, as they appear in the Corporation's books, of each stockholder signing such request and the class and number of shares of the Corporation which are owned of record and beneficially by each such stockholder, shall be sent to the Secretary by certified or registered mail, return receipt requested, and shall be received by the Secretary within 60 days after the Request Record Date.

            (4) The Corporation shall not be required to call a special meeting upon stockholder request unless, in addition to the documents required by paragraph (3) of this Section 1(b), the Secretary receives a written agreement signed by each Soliciting Stockholder (as defined below), pursuant to which each Soliciting Stockholder, jointly and severally, agrees to pay the Corporation's costs of holding the special meeting, including the costs of preparing and mailing proxy materials for the Corporation's own solicitation, provided that if each of the resolutions introduced by any Soliciting Stockholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Stockholder for election as a director at such meeting is elected, then the Soliciting Stockholders shall not be required to pay such costs. For purposes of this paragraph (4), the following terms shall have the meanings set forth below:

            (i) "Affiliate" of any Person (as defined herein) shall mean any Person controlling, controlled by or under common control with such first Person.

            (ii) "Participant" shall have the meaning assigned to such term in Rule 14a-11 promulgated under the Exchange Act.

            (iii) "Person" shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

            (iv) "Proxy" shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

            (v) "Solicitation" shall have the meaning assigned to such term in Rule 14a-11 promulgated under the Exchange Act.

            (vi) "Soliciting Stockholder" shall mean, with respect to any special meeting requested by a stockholder or stockholders, any of the following Persons:

                  (a) if the number of stockholders signing the request or
            requests of meeting delivered to the Corporation pursuant to paragraph (3) of this Section 1(b) is 10 or fewer, each stockholder signing any such request;

                  (b) if the number of stockholders signing the request or
            requests of meeting delivered to the Corporation pursuant to paragraph (3) of this Section 1(b) is more than 10, each Person who either (I) was a Participant in any Solicitation of such request or requests or (II) at the time of the delivery to the Corporation of the documents described in paragraph (3) of this Section 1(b) had engaged or intended to engage in any Solicitation of Proxies for use at such special meeting (other than a Solicitation of Proxies on behalf of the Corporation); or

                  (c) any Affiliate of a Soliciting Stockholder, if a majority of the directors then in office determine that such Affiliate should be required to sign the written notice described in paragraph (3) of this Section 1(b) and/or the written agreement described in this paragraph (4) in order to prevent the purposes of this Section 1(b) from being evaded.

            (5) Except as provided in the following sentence, any special meeting shall be held at such hour and day as may be designated by whichever of the Board of Directors, Chairman, President or committee shall have called such meeting. In the case of any special meeting called by the Chairman or the Secretary upon the request of stockholders (a "Request Special Meeting"), such meeting shall be held at such hour and day as may

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      by designated by the Board of Directors; provided, however, that the date of any Request Special Meeting shall be not more than 60 days after the Meeting Record Date (as defined in Section 2(c)); and provided further that in the event that the directors then in office fail to designate an hour and date for a Request Special Meeting within 10 days after the date that valid written requests for such meeting by the holders of record as of the Request Record Date of at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting are delivered to the Corporation (the "Delivery Date"), then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Delivery Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day. In fixing a meeting date for any special meeting, the Board of Directors, Chairman, President or committee may consider such factors as they deem relevant within the good faith exercise of their business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any request of such meeting, and any plan of the Board of Directors to call an annual meeting or a special meeting for the conduct of related business.

            (6) The Corporation may engage regionally or nationally recognized independent inspectors of elections to act as an agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported written request or requests for a special meeting received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported request shall be deemed to have been delivered to the Corporation until the earlier of (i) five Business Days following receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph
      (6) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five-Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

            (7) For purposes of these by-laws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of North Carolina are authorized or obligated by law or executive order to close.

      (c) Place of Meetings. Any meeting of the stockholders may be held at such place within or without the State of Maryland as may be determined by the Board of Directors and stated in the notice of said meeting, provided that if the Board of Directors does not designate a location, such meeting shall be held at the executive office of the Corporation in Cary, North Carolina.

      (d) Notice of Meeting and Waiver of Notice.

            (1) Notice. Written notice of the place, date and hour of every meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting not less than 10 nor more than 90 days before the date of the meeting. Every notice of a special meeting shall state the purpose or purposes thereof. Such notice shall be given in writing to each stockholder entitled thereto by mail, addressed to the stockholder at his address as it appears on the records of the Corporation. Notice shall be deemed to have been given at the time when it was deposited in the mail.

            (2) Record Holder of Shares. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claims to or interests in such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

            (3) Waiver. Whenever any written notice is required to be given under the provisions of the Articles of Incorporation, these Bylaws, or by statute, a waiver thereof in writing, signed by the person or


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      persons entitled to such notice, whether before or after the time stated
      therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting of the stockholders need be specified in any written waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

      (e) Quorum, Manner of Acting and Adjournment. The holders of record of shares entitled to cast a majority of the votes entitled to vote at any meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business thereat, except as otherwise provided by statute, by the Articles of Incorporation, or by these Bylaws. Whether or not a quorum is present, the holders of shares entitled to cast a majority of the votes present in person or represented by proxy at the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is present at any meeting, the vote of a majority of the votes entitled to be cast by the holders of all issued and outstanding shares present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the applicable statute or the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern. Except upon those questions governed by the aforesaid express provisions, the stockholders present in person or by proxy at a meeting at which a quorum is at any time present or represented shall have the power to continue to do business until adjournment, notwithstanding a subsequent reduction in the number of shares present or represented to leave less than would constitute a quorum.

      (f) Organization of Meetings.

            (1) Presiding Officer. Any "executive officer" of the Corporation, as that term is defined in section 3(f) of Article III of these Bylaws, may call meetings of the stockholders to order and act as chairman thereof.

            (2) Minutes. The Secretary of the Corporation, or, in his absence or by his designation, an Assistant Secretary, or, in the absence of both, a person appointed by the chairman of the meeting, which person need not be an officer of the Corporation, shall act as secretary of the meeting and shall make and keep a record of the proceedings thereat.

            (3) Stockholders' List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

            (4)   Voting Procedures and Inspectors of Elections.

            (A) The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act at such meeting. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and


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      sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

            (B) The inspectors shall (i) determine those stockholders entitled to vote at the meeting, (ii) ascertain the number of shares outstanding and the voting power of each, (iii) determine the shares represented at a meeting and the validity of proxies and ballots, (iv) count all votes and ballots, (v) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (vi) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

            (C) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless judicially determined otherwise upon application by a stockholder.

            (D) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, ballots and the regular books and records of the Corporation, except that the inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to clause (B) (vi) of this subsection 1(f)
      (4) shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

            (E) The provisions of subsections 1(f)(4)(A) through (D) of this
      Article I shall not apply at any time that the Corporation does not have a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an interdealer quotation system, or (iii) held of record by more than 2,000 stockholders.

            (5) Order of Business. Unless otherwise determined by the Board of Directors prior to the meeting, the chairman of any meeting of stockholders shall determine the order of business and shall have the authority in his discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such meeting of stockholders, whether any stockholder or his proxy may be excluded from any stockholders' meeting based upon any determination by the chairman of the meeting, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and the circumstances in which any person may make a statement or ask questions at any meeting of stockholders.

      (g) Voting. Except as otherwise provided by statute or the Articles of Incorporation, every stockholder entitled to vote shall be entitled to cast the vote per share to which such share is entitled, in person or by proxy, on each proposal submitted to the meeting for each share held of record by him on the record date for the determination of the stockholders entitled to vote at the meeting. At any meeting at which a quorum is present, all questions and business that may come before the meeting shall be determined by a majority of votes cast, except when a greater proportion is required by law, the Articles of Incorporation, or these Bylaws.

(h) Proxies. A person who is entitled to attend a meeting of stockholders, to vote thereat, and execute consents, waivers and releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases and exercise any of his rights by proxy or proxies appointed by a legally sufficient writing signed by such person, or by his duly authorized attorney, as provided by the laws of the State of Maryland.

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       (i) Stockholder Proposals. For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely written notice thereof in writing to the Secretary of the Corporation. In order for such notice to be timely, such notice must be received by the Corporation not less than 90 nor more than 180 days prior to the anniversary of the previous year's annual meeting.

Section 2.   DETERMINATION OF STOCKHOLDERS OF RECORD.

      In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 or less than 10 days before the date of such meeting, or more than 60 days prior to any other action. If no record date is fixed:

      (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action shall be at the close of business on the day next preceding the day on which notice is given.

      (b) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      Notwithstanding anything to the contrary in these Bylaws, in the case of any Request Special Meeting, (i) the record date for such meeting (the "Meeting Record Date") shall be no later than the 30th day after the Delivery Date and
(ii) if the Board of Directors fails to fix the Meeting Record Date within 30 days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date.

                                    ARTICLE II

                                    Directors

Section 1.  DEFINITIONS.

      For the purpose of this Article II, capitalized terms not otherwise defined herein shall have the meaning set forth in the Stockholders Agreement by and between Prometheus Southeast Retail, LLC and the Corporation dated February 24, 1998 (the "Stockholders Agreement").

Section 2.   GENERAL POWERS.

      The business and affairs, power and authority of the Corporation shall be exercised, conducted and controlled by the Board of Directors, except where the law, the Articles of Incorporation, or these Bylaws require any power or action to be authorized or taken by the stockholders. In addition to the powers and authorities expressly conferred by these Bylaws, the Board of Directors may do all such lawful things and acts as are not by statute, the Articles of Incorporation or these Bylaws directed or required to be done by the stockholders.

Section 3.   NUMBER, NOMINATION AND ELECTION OF DIRECTORS.

      (a) Number. The Board of Directors shall consist of not more than fifteen members and, until the Final Threshold Date, not less than nine members. Until the Preliminary Threshold Date, at least one-third of the Board of Directors shall be designees (the "Investor Nominees") of Prometheus Southeast Retail, LLC or its successor or assignee (the "Investor"). From and after the Preliminary Threshold Date and until the Second Threshold Date, at least two-


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ninths of the Board of Directors shall be Investor Nominees. From and after the
Second Threshold Date and until the Final Threshold Date, at least one-ninth of the Board of Directors shall be Investor Nominees. The Board of Directors may increase or decrease the number of the members of the Board of Directors within the limitations set forth above. No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.

      (b) Election. The directors shall be elected at the annual meeting of stockholders, or if not so elected, at a special meeting of stockholders called for that purpose. At any meeting of stockholders at which directors are to be elected (an "Election Meeting"), only persons nominated as candidates shall be eligible for election, and the candidates receiving the greatest number of votes entitled to be cast shall be elected.

      (c)   Nominations.

            (1) Qualification. Directors of the Corporation need not be stockholders or residents of Maryland. No person shall be appointed or elected a director of the Corporation unless:

                  (A) such person is elected to fill a vacancy in the Board of
            Directors pursuant to Section 4(c) of this Article II; or

                  (B) such person is nominated for election as a director of the
            Corporation in accordance with this section.

            (2) Eligibility to Make Nominations. Nominations of candidates for election as directors at any Election Meeting may be made by the Board of Directors or a committee thereof.

            (3) Procedure for Nominations. Nominations shall be made not fewer than 30 days prior to the date of an Election Meeting. At the request of the Secretary or, in his absence, an Assistant Secretary, each proposed nominee shall provide the Corporation with such information concerning himself as is required under the rules of the Securities and Exchange Commission (the "Commission") to be included in the Corporation's proxy statement soliciting proxies for the election of such nominee as a director.

            (4) Substitution of Nominees. In the event that a person is validly designated as a nominee in accordance with these Bylaws and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or a committee thereof may designate a substitute nominee upon delivery, not fewer than five days prior to the date of an Election Meeting, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to these Bylaws had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substitute nominee.

            (5) Investor Nominees. No person shall be named as an Investor Nominee if (i) such person is not reasonably experienced in business, financial or real estate matters, (ii) such person has been convicted of, or pled nolo contendere to, a felony; (iii) the election of such person would violate any law, or (iv) any event required to be disclosed pursuant to Item 401(f) of Regulation S-K of the 1934 Act has occurred with respect to such person. The Board of Directors shall support the nomination of and the election of each Investor Nominee to the Board of Directors, and the Board of Directors shall exercise all authority under applicable law to cause each Investor Nominee to be elected to the Board of Directors.

            (6) Compliance with Procedures. If the chairman of the Election Meeting determines that a nomination of any candidate for election as a director was not made in accordance with the applicable provisions of these Bylaws, he shall so declare to the meeting and such nomination shall be void.

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      (d) Chairman of the Board of Directors. The Chairman, if any is elected, shall, subject to the to the provisions of these Bylaws, preside at all meetings of the stockholders, of the Board of Directors and of the Executive Committee.

Section 4.   TERM OF OFFICE OF DIRECTORS.

      (a) Term. Each director shall hold office until the annual meeting next succeeding his election and until his successor is elected and qualified, or until his earlier resignation, removal from office or death.

      (b) Resignation. Any director of the Corporation may resign at any time by giving written notice to the Chairman or to the President or the Secretary of the Corporation. A resignation from the Board of Directors shall be deemed to take effect immediately or at such other time as the director may specify.

      (c) Vacancy. If there shall be any vacancy in the Board of Directors for any reason, including, but not limited to, death, resignation or as provided by law, the Articles of Incorporation or these Bylaws (including any increase in the authorized number of directors), the remaining directors shall constitute the Board of Directors until such vacancy is filled. The remaining directors may fill any vacancy in the Board of Directors for the unexpired term. In the event that any Investor Nominee shall cease to serve as a Director for any reason other than the fact that Investor no longer has a right to nominate a Director, the vacancy resulting thereby shall be filled by an Investor Nominee designated by Investor; provided, however, that any Investor Nominee so designated shall satisfy the qualification requirements set forth in Section 3(c)(5).

Section 5.   MEETINGS OF DIRECTORS.

      (a) Meetings. Meetings of the Board of Directors may be held at any time upon call by the Chairman or by the President or by any two directors. Unless otherwise indicated in the notice thereof, any business may be transacted at any such meeting.

      (b) Place of Meeting. Any meeting of directors may be held at such place within or without the State of Maryland as may be designated in the notice of such meeting.

      (c) Notice of Meeting and Waiver of Notice. No notice of regular meetings of the Board of Directors need be given. Special meetings of the Board of Directors may be called by the Chairman, or by the President on notice to each director, given either in person or by mail, telephone, telegram, telex or similar medium of communication; special meetings shall be called on like notice by the Chairman, the President or the Secretary, on the written request of two directors. At least 24 hours notice of special meetings shall be given to each director.

Section 6.  QUORUM AND VOTING.

      Except as otherwise provided in the Articles of Incorporation, at any meeting of directors, not less than one-half (1/2) of the directors then in office (or, in the event that the directors then in office are an uneven number, the nearest full number of directors less than one-half (1/2) of such number) is necessary to constitute a quorum for such meeting, except that any meeting duly called, whether a quorum is present or otherwise, may, by vote of a majority of the directors present, be adjourned from time to time. At any meeting at which a quorum is present, all acts, questions and business which may come before the meeting shall be determined by a majority of votes cast by the directors present at such meeting, unless the vote of a greater number is required by statute, the Articles of Incorporation or these Bylaws.

Section 7.  ACTION OF BOARD OF DIRECTORS WITHOUT A MEETING.

      Any action that may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting if approved and authorized by a writing or writings, signed by all of the directors, which are filed with the minutes of proceedings of the Board of Directors.

Section 8.  COMPENSATION.

      The Board of Directors is authorized to fix a reasonable salary for directors or a reasonable fee for attendance at any meeting of the Board of Directors, the Executive or Audit Committee, or other committees appointed by the Board of Directors, or any combination of salary and attendance fee. In addition, directors may be reimbursed for any expenses incurred by them in traveling to and from such meetings.

Section 9.  COMMITTEES.

      (a) Appointment. The Board of Directors, by resolution passed by a majority of the whole Board of Directors, may, from time to time, appoint one or more of its members to act as a committee of the Board of Directors, provided, however, that each of the Executive Committee, the compensation committee, the audit committee, any special committee(s) of the Board of Directors, and any other Key Committees shall (A) until the Preliminary Threshold Date, be comprised of members, at least one-third of whom are Investor Nominees, (B) until the Second Threshold Date, be comprised of members, at least two-ninths of whom are Investor Nominees, and (C) until the Final Threshold Date, be comprised of members, at least one-ninth of whom are Investor Nominees. A committee shall have and exercise the powers of the Board of Directors in the direction of the management of the business and affairs of the Corporation to the extent provided in the resolution appointing such committee. Each committee shall have such name as may be determined by the Board of Directors. A committee shall keep minutes of its proceedings and shall report its proceedings to the Board of Directors when required or when requested by a director to do so. Each such committee and each member thereof shall serve at the pleasure of the Board of Directors. Vacancies occurring in any such committee may be filled by the Board of Directors.

      Notwithstanding the foregoing, if none of the Directors who are Investor Nominees would be considered "independent" of the Company, "disinterested," "non-employee directors" and "outside directors" (i) for purposes of any applicable rule of the New York Stock Exchange or any other securities exchange or other self-regulating organization (such as the National Association of Securities Dealers) requiring that members of the audit committee of the Board of Directors be independent of the Corporation, (ii) for purposes of any law or regulation that requires in order to obtain or maintain favorable tax, securities, corporate law or other material legal benefits with respect to any plan or arrangement for employee compensation or benefits, that the members of the committee of the Board of Directors charged with responsibility for such plan or arrangement be "independent" of the Corporation, "disinterested," "non-employee directors" or "outside directors," or (iii) for purposes of any special committee formed in connection with any transaction or potential transaction involving the Corporation and any of Investor, its Affiliates or any Group of which Investor is a member or such other transaction or potential transaction which would involve an actual or potential conflict of interest on the part of the Directors who are Investor Nominees, then a Director who is an Investor Nominee shall not be required to be appointed to any such committee; provided, however, that the committees of the Board of Directors shall be organized such that, to the extent practicable, the only items to be considered by a Key Committee on which no Director who is an Investor Nominee may serve will be those items which prevent the Director who is an Investor Nominee from serving on such Key Committee. Any members of any Key Committee who are Investor Nominees shall, in the event of any vacancy in such membership, be replaced by a Director who is an Investor Nominee elected by a majority of the Directors who are Investor Nominees.

      (b) Executive Committee. Until the Final Threshold Date, there shall be an Executive Committee of the Board of Directors, the members of which shall hold office during the pleasure of the Board of Directors, and may be removed at any time, with or without cause, by action thereof. During the intervals between meetings of the Board of Directors, the Executive Committee shall possess and may exercise all of the powers and authority of the Board of Directors in the management and control of the business and affairs of the Corporation to the maximum extent permitted by law. All action taken by the Executive Committee shall be reported to the Board of Directors. Each of the Chairman and the President shall be a member of the Executive Committee, unless such person is not a director or shall decline in writing.

      (c) Committee Action. Unless otherwise provided by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this section shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may also be taken by any such committee without a meeting by a writing or writings, signed by all of its members, which is filed with the minutes of proceedings of the committee. Any such committee shall appoint one of its own number as chairman (provided that the Chairman or the President, if the Chairman declines or is not a member of the Executive Committee, shall be the chairman of any Executive Committee), who shall preside at all meetings and may appoint a Secretary (who need not be a member of the committee) who shall hold office during the pleasure of such committee. Meetings of any such committee may be held without notice of the time, place or purposes thereof and may be held at such times and places within or without the State of Maryland, as the committee may from time to time determine, at the call of the chairman of the committee or any two members thereof. Any such committee may prescribe such other rules as it shall determine for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors.

Section 10.  CONFERENCE TELEPHONE MEETINGS.

      One or more directors may participate in a meeting of the Board, or of a committee of the Board of Directors, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 11.  SUPERMAJORITY BOARD APPROVAL.

      Until the Approval Rights Termination Date, if any, notwithstanding the fact that a vote of the Board of Directors or the Executive Committee may not be required under applicable law, the Corporation shall not, and shall not permit any of its Subsidiaries without the affirmative vote of over sixty-seven percent (67%) of all of the Directors ("Supermajority Board Approval") to:

      (a) acquire, whether by merger, consolidation, purchase of stock or assets or other business combination, (i) in a single transaction or group of related transactions, any business or assets having an aggregate purchase price in excess of twenty-five percent (25%) of Total Enterprise Value as measured at the beginning of the fiscal year in which such acquisition is consummated, or (ii) during any one fiscal year, businesses or assets having an aggregate purchase price in excess of fifty percent (50%) of Total Enterprise Value as measured at the beginning of such fiscal year;

      (b) sell or dispose of any assets, whether by merger, consolidation, sale of stock or assets or other business combination, during any one fiscal year, having an aggregate value in excess of twenty-five percent (25%) of Total Enterprise Value as measured at the beginning of such fiscal year;

      (c) directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to, any indebtedness if, after giving pro forma effect to such indebtedness, the Corporation's ratio of (i) total indebtedness to (ii) Total Enterprise Value, expressed as a percentage, would be greater than 65%;

      (d) make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of its Affiliates;

      (e) issue Stock or options, rights or warrants or other commitments to purchase or securities convertible into (or exchangeable or redeemable for) shares of Stock, including, without limitation, OP Units (such options, rights, warrants, other commitments or securities, "Stock Equivalents"); provided, however, that Supermajority Board Approval shall not be required for any issuance of Stock or Stock Equivalents as long as the sum of (i) all shares of Stock issued by the Corporation during the applicable fiscal year and (ii) shares of Stock into which Stock Equivalents issued by the Corporation and each of its Subsidiaries during the applicable fiscal year are convertible, does not exceed fifty percent (50%) of all shares of Stock outstanding, on a Fully Diluted basis, on the first day of such fiscal year; provided, further, that in connection with any issuance by the Corporation of Stock or issuance by the Corporation or any of its

Subsidiaries of any Stock Equivalents, Investor shall be entitled, to the extent so provided in Section 4.1 of the Stock Purchase Agreement, to a participation right on the terms set forth in Section 4.1 of the Stock Purchase Agreement. Notwithstanding the first sentence of this Section 11(e), (i) Stock issued to the Corporation or a wholly owned Subsidiary thereof and (ii) Stock and Stock Equivalents issued to directors or employees of the Corporation or a Subsidiary of the Corporation in connection with any employee benefit plan approved by the stockholders of the Corporation, shall not be subject to Supermajority Board Approval;

      (f) change or amend any provision of the Corporation's Charter or bylaws in a manner that would be materially adverse to Investor;

      (g) pursuant to or within the meaning of any bankruptcy law: (i) commence a voluntary case, (ii) consent to the entry of an order for relief against it in an involuntary case, (iii) consent to the appointment of a custodian of it or for all or substantially all of its property; (iv) make a general assignment for the benefit of its creditors;

      (h) in the case of the Corporation, (1) terminate its eligibility for treatment as a real estate investment trust, as defined in the Code, or (2) take any action or fail to take any action which would reasonably be expected to, alone or in conjunction with any other factors, result in the loss of such eligibility, unless in the case of a failure to take action, such action is initiated within thirty days and such action is completed within the period required under the Code in order to maintain such eligibility; or

      (i) subject to the right of the Corporation to terminate the Stock Purchase Agreement pursuant of Section 9.1(b)(iii) thereof, allow the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than Investor, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of stock having more than 15% of the voting power of the Company.

                                   ARTICLE III

                                     Officers

Section 1.   GENERAL PROVISIONS.

      The Board of Directors at such time as it determines may elect such executive officers, as defined in Section 3(f) of this Article III, as the Board of Directors deems necessary. The Board of Directors may assign such additional titles to one or more of the officers as they shall deem appropriate. Any two or more executive offices may be held by the same person. Other officers may be appointed in the manner provided for in these Bylaws. The election or appointment of an officer for a given term, or a general provision in the Articles of Incorporation or in these Bylaws with respect to term of office, shall not be deemed to create any contract rights.

Section 2.   TERM OF OFFICE, REMOVAL, AND VACANCIES.

      (a) Term. Each officer of the Corporation shall hold office during the pleasure of the Board of Directors and until his successor is elected and qualified, unless he sooner dies or resigns or is removed.

      (b) Removal. Subject to the terms of any agreement relating to the employment or service of any officer of the Corporation, the Board of Directors by a vote of two-thirds of the members present at a meeting at which a quorum is present may remove any executive officer at any time, with or without cause, and the Board of Directors by a vote of a majority of its members present at a meeting at which a quorum is present may remove any other officer at any time, with or without cause.

      (c) Vacancies. Any vacancy in any executive office may be filled by the Board of Directors.

Section 3.   POWERS AND DUTIES.

      (a) In General. Subject to the specific provisions of these Bylaws, all officers, as between themselves and the Corporation, shall respectively have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate from time to time the powers or duties of such officer, or any of them, to any other officer or to any Director.

      (b) President. The President shall, in the absence of the Chairman or upon the determination of the Board of Directors, preside at all meetings of the stockholders. The President shall be the chief executive officer of the Corporation and shall have general supervision over its property, business and affairs, and shall perform all the duties usually incident to such office, subject to the direction of the Board of Directors. He may execute all authorized deeds, mortgages, bonds, contracts and other obligations in the name of the Corporation and, subject to the provisions of these Bylaws, shall have such other powers and duties as may be prescribed by the Board of Directors.

      (c) Vice Presidents. The Vice Presidents shall have such powers, duties and titles as may be prescribed by the Board of Directors or as may be delegated by the President.

      (d) Secretary. The Secretary shall attend and shall keep the minutes of all meetings of the stockholders and the Board of Directors (and perform similar duties for the committees of the Board of Directors when required). He shall keep such books as may be required by the Board of Directors, shall have charge of the seal, if any, of the Corporation and shall be permitted, subject to the provisions of these Bylaws, to give notices of stockholders' and directors' meetings required by law or by these Bylaws, or otherwise, and have such other powers and duties as may be prescribed by the Board of Directors.

      (e) Treasurer. The Treasurer shall receive and have charge of all money, bills, notes, bonds, stock in other corporations and similar property belonging to the Corporation, and shall do with the same as shall be ordered by the Board of Directors. He shall disburse the funds and pledge the credit of the Corporation as may be directed by the Board of Directors. He shall keep accurate financial accounts and hold the same open for inspection and examination by the directors. On the expiration of his term of office, he shall turn over to his successors, or the Board of Directors, all property, books, papers and money of the Corporation in his hands, and shall possess such other powers and duties as may be prescribed by the Board of Directors.

      (f) Executive Officers. The officers referred to in subparagraphs (b),
(c), (d) and (e) of this section, and such other officers as the Board of Directors may by resolution identify as such shall be executive officers of the Corporation and may be referred to as such.

      (g) Other Officers. The Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, if any, and any other subordinate officers shall be appointed and removed by the President or the Board of Directors at whose pleasure each shall serve and shall have such powers and duties as they may prescribe.

Section 4.   COMPENSATION.

      The Board of Directors is authorized to determine or to provide the method of determining the compensation of all officers.

Section 5.   BONDS.

      If required by the Board of Directors, any and every officer or agent shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                                    ARTICLE IV

                          Securities Held by Corporation

Section 1.   TRANSFER OF SECURITIES OWNED BY THE CORPORATION.

      All endorsements, assignments, transfers, share powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by the President or by any Vice President, or by the Secretary or Treasurer or by any additional person or Persons as may be thereunto authorized by the Board of Directors.

Section 2.   VOTING SECURITIES HELD BY THE CORPORATION.

      The President, any Vice President, or the Secretary or Treasurer, in person or by another person thereunto authorized by the Board of Directors, in person or by proxy or proxies appointed by him, shall have full power and authority on behalf of the Corporation to vote, act and execute consents, waivers and releases with respect to any securities issued by other corporations which the Corporation may own.

                                    ARTICLE V

                                Share Certificates

Section 1.   TRANSFER AND REGISTRATION OF CERTIFICATES.

      The Board of Directors shall have authority to make such rules and regulations, not inconsistent with law, the Articles of Incorporation or these Bylaws, as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby.

Section 2.   CERTIFICATES FOR SHARES.

      Each holder of shares is entitled to one or more certificates for shares of the Corporation in such form not inconsistent with law and the Articles of Incorporation as shall be approved by the Board of Directors. Each such certificate shall be signed by the President or any Vice President, and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the Corporation, which certificate shall certify the number and class of shares held by such stockholder in the Corporation, but no certificates for shares shall be executed or delivered until such shares are fully paid. Any or all of the signatures upon such certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

Section 3.   TRANSFER AGENTS, REGISTRARS AND DIVIDEND DISBURSING AGENTS.

      The Board of Directors may from time to time by resolution appoint one or more incorporated transfer agents and registrars (which may or may not be the same corporation) for the shares of the Corporation, and the Board of Directors from time to time by resolutions may appoint a dividend disbursing agent to disburse any and all dividends authorized by the Board of Directors payable upon the shares of the Corporation.

Section 4.   TRANSFERS.

      Subject to restrictions on the transfer of stock, upon surrender to the Corporation or the duly appointed transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. No transfer shall be made which would be inconsistent with the applicable provisions of the Uniform Commercial Code.

Section 5.   LOST, STOLEN OR DESTROYED CERTIFICATES.

      The Corporation may issue a new certificate for shares in place of any certificate or certificates heretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors or any duly authorized executive officer may, in its or his discretion, and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representatives, to attest the same in such manner as it shall require and to indemnify the Corporation, its directors, officers, employees, agents and representatives, and in connection therewith to give the Corporation a bond in such sum and containing such terms as the Board of Directors or such executive officer may direct, against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

Section 6.   PROTECTION OF THE CORPORATION.

      The Corporation may treat a fiduciary as having capacity and authority to exercise all rights of ownership in respect of shares of record in the name of the decedent holder, person, firm or corporation in conservation, receivership or bankruptcy, minor, incompetent person, or person under disability, as the case may be, for whom he is acting, or a fiduciary acting as such, and the Corporation, its transfer agent and registrar, upon presentation of evidence of appointment of such fiduciary shall be under no duty to inquire as to the powers of such fiduciary and shall not be liable to any firm, person or corporation for loss caused by any act done or omitted to be done by the Corporation or its transfer agent or registrar in reliance thereon.

                                    ARTICLE VI

   Indemnification of Directors, Officers and Other Authorized Representatives

Section 1. INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES IN THIRD-PARTY PROCEEDINGS.

      The Corporation shall indemnify any person who was or is an "authorized representative" of the Corporation (which shall mean for purposes of this Article a director or officer of the Corporation, or a person serving at the request of the Corporation as a director, officer, employee, agent or trustee, of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans) and who was or is a "party" (which shall include, for purposes of this Article, the giving of testimony or similar involvement) or is threatened to be made a party to any "third-party proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, from and against expenses (which shall include, for purposes of this Article, attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third-party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal third-party proceedings (which could or does lead to a criminal third-party proceeding) had no reasonable cause to believe such conduct was unlawful. The termination of any third-party proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal third-party proceeding, had reasonable cause to believe that such conduct was unlawful.

Section 2. INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES IN CORPORATE
PROCEEDINGS.

      The Corporation shall indemnify any person who was or is an authorized representative of the Corporation and who was or is a party or is threatened to be made a party to any "corporate proceeding" (which shall mean, for purposes of this Article, any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor or investigative proceeding by the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses that such court shall deem proper.

Section 3.   MANDATORY INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES.

      To the extent that an authorized representative of the Corporation has been successful on the merits or otherwise in defense of any third-party or corporate proceedings or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

Section 4.   DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

      Any indemnification under Section 1, 2 or 3 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has either met the applicable standard of conduct set forth in Section 1 or 2 or has been successful on the merits or otherwise as set forth in Section 3 and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

      (1) by the Board of Directors by a majority of a quorum consisting of directors who were not parties to such third-party or corporate proceedings; or

      (2) if such a quorum is not obtainable, or, even if obtainable, a majority vote of such a quorum so directs, by independent legal counsel in a written opinion; or

      (3) by the stockholders.

Section 5.   ADVANCING EXPENSES.

      Expenses actually and reasonably incurred in defending a third-party or corporate proceeding shall be paid on behalf of an authorized representative by the Corporation in advance of the final disposition of such third-party or corporate proceeding upon receipt of an undertaking by or on behalf of the authorized representative to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI.

Section 6.   EMPLOYEE BENEFIT PLANS.

      For purposes of this Article, the Corporation shall be deemed to have requested an authorized representative to serve an employee benefit plan where the performance by such person of duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on an authorized representative with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines"; and action taken or omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is not opposed to the best interests of the Corporation.

Section 7.   SCOPE OF ARTICLE.

      The indemnification of and the advancement of expenses to authorized representatives, provided by, or granted pursuant to, this Article, shall (i) not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in other capacities, (ii) continue as to a person who has ceased to be an authorized representative, and
(iii) inure to the benefit of the heirs, personal representatives, executors, and administrators of such person.

Section 8.   RELIANCE ON PROVISIONS.

      Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article VI.

Section 9.   INSURANCE.

      The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, trustee or agent of or for the Corporation, or is or was serving at the request or with the prior approval of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of these Bylaws.

                                   ARTICLE VII

                                     General

Section 1.   CONTRACTS, CHECKS, ETC.

      All contracts, agreements, checks, drafts, notes, bonds, bills of exchange and orders for the payment of money shall be signed or endorsed by the persons whom the Board of Directors prescribes therefor.

Section 2.   FISCAL YEAR.

      The fiscal year of the Corporation shall commence on January 1 of each year and end on December 31 of the following year, unless otherwise determined by the Board of Directors.

Section 3.   FORM OF NOTICES.

      Whenever notice is required to be given to any director or officer or stockholder, such notice may be given either in person or by mail, telephone or telegram, facsimile transmission, telex or similar medium of communication, except as expressly provided otherwise in these Bylaws. Except as provided in
Article II, Section 4(c), if mailed, the notice will be deemed given when deposited in the United States mail, postage prepaid, addressed to the stockholder, officer or director at such address as appears on the books of the Corporation. If given in person or by telephone, notice will be deemed given when communicated. If given by telegram, facsimile transmission, telex or similar medium of communication, notice will be deemed given when properly dispatched.

Section 4.   SEAL.

      The Corporation may, but shall not be required to, have a corporate seal, which shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Incorporated Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The Secretary shall have custody of the corporate seal of the Corporation and shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary's signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.


Section 5.   CONSISTENCY WITH ARTICLES OF INCORPORATION.

      If any provision of these Bylaws shall be inconsistent with the Corporation's Articles of Incorporation (and as it may be amended from time to time), the Articles of Incorporation (as so amended at the time) shall govern.

                                   ARTICLE VIII

                                    Amendments

      Except as otherwise provided in the Articles of Incorporation, these Bylaws may be altered, amended, or repealed or new bylaws may be adopted by the affirmative vote of the directors of the Corporation or by the affirmative vote of the holders of a majority of the shares of the Corporation entitled to vote in the election of directors, voting as one class at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.

                                  ARTICLE IX

       Applicability of the Maryland Control Shares Acquisition Statute

     The Maryland Control Shares Acquisition Statute shall not apply to the voting rights of stock acquired pursuant to the Stock Purchase Agreement by and between the Corpor ation and Prometheus Southeast Retail LLC dated as of February 24, 1998, and any amendment thereto.



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